STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/29/2001
010542439 - 3451232

CERTIFICATE OF INCORPORATION

OF

PSI HOSPITALS, INC.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware General Corporation Law"), hereby certifies that:

FIRST: The name of the corporation (hereinafter called the "Corporation") is PSI Hospitals, Inc.

SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, Dover, Delaware 19901, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is National Registered Agents, Inc.

THIRD: The nature of the business or purposes of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH:

1. The maximum number of shares of stock which the Corporation shall have the authority to issue is one thousand (1,000) shares of Common Stock having a par value of $0.01 per share, which shares shall not be subject to any preemptive rights.

2. Pursuant to Section 151 of the Delaware General Corporation Law, a statement of the designations, powers, preferences and rights, and the qualifications and restrictions thereof, in respect of each class of capital stock is as follows:

A. COMMON STOCK

(i) Dividends and Distributions. Except as otherwise provided by this Certificate of Incorporation, the holders of shares of Common Stock shall be entitled to receive such dividends and distributions as may be declared upon such shares of Common Stock, from time to time by a resolution or resolutions adopted by the Board of Directors.

(ii) Voting Rights. All holders of Common Stock shall be entitled to notice of any stockholders' meeting. Subject to the provisions of any applicable law and except as otherwise provided in this Certificate of Incorporation, all voting rights shall be vested solely in the Common Stock. The holders of shares of Common Stock shall be entitled to vote upon the election of directors and upon any other matter submitted to the stockholders for a vote. Each share of Common Stock issued and outstanding shall be entitled to one noncumulative vote. A fraction of a share of Common Stock shall not be entitled to any voting rights whatsoever.

(iii) Liquidation, Dissolution or Winding Up. Except as otherwise provided in this Certificate of Incorporation, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation, all assets of the Corporation shall be shared pro rata among the holders of the Common Stock.

3. Except as otherwise provided in this Certificate of Incorporation or by applicable law, the Corporation's capital stock, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine by a resolution or resolutions adopted by a majority of the Board of Directors then in office.

FIFTH: The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS
J. Gregory Giffen, Esq.	Harwell Howard Hyne Gabbert & Manner, P.C. 315 Deaderick Street Suite 1800 Nashville, Tennessee 37238-1800

SIXTH: The Corporation shall have perpetual existence.

SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors, or any class of them, and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation, or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of §291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of §279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority and number representing three-fourths (3/4) in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

EIGHTH:

1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.

2. The Board of Directors shall consist of not less than two (2) nor more than fifteen (15) persons, the exact numbers to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of directors then in office.

3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of this Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of

stockholders, except as otherwise provided by applicable law; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

NINTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of clause (b) of §102 of the Delaware General Corporation Law, as the same may be amended or supplemented. The provisions of this Article Ninth are not intended to, and shall not, limit, supersede or modify any other defense available to a director under applicable law. Any repeal or modification of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

TENTH:

1. The Corporation shall, to the fullest extent permitted by §145 of the Delaware General Corporation Law, as the same may be amended or supplemented (but in the case of any such amendment or supplement, only to the extent that such amendment or supplement permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment or supplement), indemnify any and all directors and officers whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. The Corporation may, in its sole discretion and to the fullest extent permitted by §145 of the Delaware General Corporation Law, as the same may be amended or supplemented, indemnify any and all employees and agents whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall continue as to a person who has ceased to be an employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

2. The Corporation shall pay the expenses incurred in defending any proceeding against a director or officer which is or may be subject to indemnification pursuant to this Article Tenth in advance of final disposition of such proceeding; provided, however, that the payment of such expenses incurred by a director or officer shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately

determined that the director or officer is not entitled to be indemnified under this Article Tenth or otherwise. The Corporation may, in its sole discretion, advance expenses incurred by its employees or agents to the same extent as expenses may be advanced to its directors and officers hereunder.

3. The rights conferred on any person by this Article Tenth shall be deemed contract rights and shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or the Corporation's Bylaws, agreement, or vote of stockholders or disinterested directors or otherwise.

4. The Corporation may purchase and maintain insurance to protect itself and any other director, officer, employee or agent of the Corporation or any corporation, partnership, joint venture, trust or other enterprise against any liability, whether or not the Corporation would have the power to indemnify such person under the Delaware General Corporation Law.

ELEVENTH:

1. From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed in accordance with the laws of the State of Delaware.

2. The Corporation's Bylaws may be amended, added to or repealed by an affirmative vote of at least a majority of either (i) the shares of the Corporation's capital stock entitled to vote thereon, or (ii) the Board of Directors.

The undersigned, being the incorporator, for the purpose of forming a Corporation under the laws of the State of Delaware does make, file and record this Certificate of Incorporation, does certify that the facts herein stated are true, and, accordingly, has here to set my hand and seal this 29th day of October, 2001.

J. Gregory Giffen, Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/31/2001
010546510 - 3451232

CERTIFICATE OF MERGER

OF

PSI HOSPITALS, INC.,
a Tennessee corporation

AND

PSI HOSPITALS, INC.,
a Delaware corporation

It is hereby certified that:

1. The constituent business corporations participating in the merger herein certified are:

(i) PSI Hospitals, Inc., which is incorporated under the laws of the State of Tennessee; and

(ii) PSI Hospitals, Inc., which is incorporated under the laws of the State of Delaware.

2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the Delaware General Corporation Law, to wit, by PSI Hospitals, Inc. in accordance with the laws of the State of Tennessee and by PSI Hospitals, Inc. in the same manner as is provided in Section 251 of the Delaware General Corporation Law.

3. The name of the surviving corporation in the merger herein certified is PSI Hospitals, Inc., a Delaware corporation, which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the Delaware General Corporation Law.

4. The Certificate of Incorporation of PSI Hospitals, Inc., a Delaware corporation, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the Delaware General Corporation Law.

5. The executed Agreement of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows: 310 25th Avenue North, Suite 209, Nashville, Tennessee 37203.

6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

7. The authorized capital stock of PSI Hospitals, Inc., a Tennessee corporation, consists of one thousand (1,000) shares, without par value.

8. The effective time of the merger shall be 11:59 p.m., central time, October 31, 2001.

Executed on this 30th day of October, 2001.

PSI HOSPITALS, INC.
a Delaware corporation

By: [signature]
Steven T. Davidson, Vice President

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
PSI HOSPITALS, INC.

PSI Hospitals, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1. The name of the corporation is PSI Hospitals, Inc.

2. The Certificate of Incorporation of the Corporation is hereby amended by deleting the first Article thereof and by substituting in lieu of said Article the following:

> "FIRST: The name of the corporation (hereinafter called the "Corporation") is Texas Hospital Holdings, Inc."

3. This amendment to the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4. This Certificate of Amendment to the Certificate of Incorporation of the Corporation shall be effective on March 31, 2006.

Dated this 15th day of March, 2006.

PSI Hospitals, Inc.

Christopher L. Howard
Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:24 PM 03/30/2006
FILED 07:24 PM 03/30/2006
SRV 060304945 - 3451232 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:42 PM 10/10/2007
FILED 12:02 PM 10/10/2007
SRV 071100675 - 3451232 FILE

STATE OF DELAWARE
CERTIFICATE OF CHANGE
OF REGISTERED AGENT AND/OR
REGISTERED OFFICE

The Board of Directors of Texas Hospital Holdings, Inc., a Delaware Corporation, on this 1st day of October, A.D. 2007, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an attorney in fact the 1st day of October, A.D., 2007.

Samantha Jones
By: ______________________

Name: Samantha Jones
Print or Type

Title: Attorney in Fact on behalf of JAck Polson, VP

POWER OF ATTORNEY

NOTICE IS HEREBY GIVEN THAT Psychiatric Solutions, Inc. ("Corporation"), a corporation incorporated under the laws of the state of Delaware and the direct or indirect owner of the subsidiary entities shown on Schedule A attached hereto, does hereby appoint Samantha Jones and Jennifer Shanders, employees of CT Corporation and acting solely in the capacity as employees of CT Corporation, as attorney-in-fact for the Corporation to act for the Corporation and in the Corporation's name for the limited purposes authorized herein.

The Corporation, having taken all necessary steps to authorize the changes, hereby grants its attorney-in-fact the power to execute the documents necessary to file Change of Registered Agent or documents of similar import, in any state, county, circuit court or local jurisdiction.

This Power of Attorney expires on November 30, 2007.

IN WITNESS WHEREOF the undersigned has executed this Power of Attorney on this 13th day of September, 2007.

Psychiatric Solutions, Inc.

Christopher L. Howard
Executive Vice President and Secretary

State of Tennessee
County of Williamson

On September 13, 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared Christopher L. Howard, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me; he executed the same in his authorized capacity (ies), and that by his signature on the instrument, the entity upon behalf of which the person acted, executed this instrument.

Witness my hand and official seal.

A. Michelle Harris, Notary

A. MICHELLE HARRIS
STATE OF TENNESSEE NOTARY PUBLIC
WILLIAMSON COUNTY, TENN.

My Commission Expires MAR. 14, 2010

PSYCHIATRIC SOLUTIONS, INC

Schedule A:

Hickory Trail Hospital, L.P.
High Plains Behavioral Health, L.P.
Canyon Ridge Real Estate, LLC
Columbus Hospital, LLC
Delaware Investment Associates, LLC
Diamond Grove Center, LLC
HHC Kingwood Investment, LLC
Indiana Psychiatric Institutes, LLC
KMI Acquisition, LLC
Liberty Point Behavioral Healthcare, LLC
Palmetto Behavioral Health Holdings, LLC
Peak Behavioral Health Services, LLC
Psychiatric Solutions Hospitals, LLC
Ramsay Managed Care, LLC
Red Rock Solutions, LLC
Shadow Mountain Behavioral Health System, LLC
TBD Acquisition, LLC
TBJ Behavioral Center, LLC
Valle Vista, LLC
Vista Health Holdings, LLC
Vista Health of Fayetteville, LLC
Vista Health of Fort Smith, LLC
Wekiva Springs Center, LLC
Willow Springs, LLC
Atlantic Shores Hospital, LLC
Behavioral Healthcare LLC
BHC Management Services of Louisiana, LLC
BHC Management Services of New Mexico, LLC
BHC Management Services of Streamwood, LLC
BHC Mesilla Valley Hospital, LLC
BHC Newco 2, LLC
BHC Newco 3, LLC
BHC Newco 4, LLC
BHC Newco 5, LLC
BHC Newco 6, LLC
BHC Newco 7, LLC
BHC Newco 8, LLC
BHC Newco 9, LLC
BHC Newco 10, LLC
BHC Northwest Psychiatric Hospital, LLC
Behavioral Educational Services, Inc.
BHC Holdings, Inc.
Brentwood Acquisition-Shreveport, Inc.
Calvary Center, Inc.
Cedar Springs Hospital, Inc.
Compass Hospital, Inc.
HHC Delaware, inc.
HHMC Partners, Inc.
Horizon Health Corporation
Horizon Health Hospital Services, Inc.
Horizon Health Physical Rehabilitation Services, Inc.
Infoscriber Corporation
Laurel Oaks Behavioral Health Center, Inc.
Mental Health Outcomes, Inc.
Premier Behavioral Solutions of Florida, Inc.
Premier Behavioral Solutions, Inc.
Psychiatric Solutions, Inc.
Ramsay Youth Services of Georgia, Inc.
Riveredge Hospital Holdings, Inc.
Springfield, Hospital, Inc.
Texas Hospital Holdings, Inc.
Transitional Care Ventures, Inc.
Tucson Health Systems, Inc.
Wellstone Holdings, Inc.